                                                                   EXHIBIT 4.15

                             VISION TWENTY-ONE, INC.
                       FIRST AMENDMENT TO CREDIT AGREEMENT

         This First Amendment to Credit Agreement (herein, the "Amendment") is entered into as of February 23, 1999, among Vision Twenty-One, Inc., a Florida corporation, the Banks party hereto, and Bank of Montreal as Agent for the Banks.


                             PRELIMINARY STATEMENTS

          A. The Borrower, the Banks, and the Agent entered into an Amended and Restated Credit Agreement, dated as of July 1, 1998 (herein, the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

          B. The Credit Agreement currently provides for, among other things, a $22,500,000 five-year amortizing acquisition term loan facility and a $70,000,000 seven-year amortizing term loan.

          C. The Borrower and the Banks have agreed to reduce the Term A Credit Commitments from $22,500,000 to $12,500,000 and modify the $70,000,000 term credit facility described above into a $20,000,000 five-year amortizing term loan and a $50,000,000 seven-year amortizing term loan, and to make certain other changes to the Credit Agreement as more fully provided for in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.          AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

                  1.1 The first sentence of Section 1.1 of the Credit Agreement shall be amended and restated to read as follows:

                  Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower from time to time on a revolving basis up to the amount of such Bank's Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date.

                  1.2. Section 1.3 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           Section 1.3. Term Credit Commitments. (a) Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make one or more loans (individually a "Term A Loan" and collectively the "Term A Loans") to the Borrower from time to time in the aggregate amount of such Bank's Term A Credit Commitment, subject to any reduction thereof pursuant to the terms hereof, on or before the Term A Credit Commitment Termination Date (at which time the Term A Credit Commitments of the Banks shall expire). Each Borrowing of Term A Loans shall be made ratably by the Banks in proportion to their respective Term A Loan Percentages. Each Borrowing of Term A Loans shall be used solely for the purposes provided in Section 6.4 hereof. Each Borrowing of Term A Loans shall be in an amount of $1,000,000 or such greater amount which is an integral multiple of $100,000. As provided in Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Term A Loans be either Base Rate Loans or Eurodollar Loans. The principal amount of each Term A Loan made by a Bank to the Borrower shall permanently reduce the amount available to the Borrower under such Bank's Term A Credit Commitment, and no amount repaid or prepaid on any Term A Loan may be borrowed again.

                           (b) On or about July 1, 1998, term loans in the aggregate principal amount of $70,000,000 were made available to the Borrower by the Banks (herein, the "Term B/C Credit Commitments") and, of the outstanding principal balance thereof, $20,000,000 are currently outstanding and owing to certain of the Banks in the amounts set forth on Schedule 1 attached hereto (individually a "Term B Loan" and collectively the "Term B Loans"). Each Borrowing of Term B Loans shall be made and maintained ratably by the Banks in proportion to their respective Term B Loan Percentages. As provided in
                  Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Term B Loans be either Base Rate Loans or Eurodollar Loans. No amount repaid or prepaid on any Term B Loan may be borrowed again.

                           (c) On or about July 1, 1998, term loans in the aggregate principal amount of $70,000,000 were made available to the Borrower by the Banks under the Term B/C Credit Commitments and, of the outstanding principal balance thereof, $50,000,000 are currently outstanding and owing to certain of the Banks in the amounts set forth in Schedule 1 attached hereto

                  (individually a "Term C Loan" and collectively the "Term C Loans"). Each Borrowing of Term C Loans shall be made and maintained ratably by the Banks in proportion to their respective Term C Loan Percentages. As provided in Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Term C Loans be either Base Rate Loans, Eurodollar Loans, or Fixed Rate Loans. No amount repaid or prepaid on any Term C Loan may be borrowed again.

                  1.3. Subsections (c) and (d) of Section 1.4 of the Credit Agreement shall be amended and restated to read as follows:

                           (c) Fixed Rate Loans. Each Fixed Rate Loan made or maintained by a Bank shall bear interest (computed on the basis of a year of 360 days and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or created by conversion from a Base Rate Loan or Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin with respect to Eurodollar Loans as from time to time in effect plus the Adjusted Fixed Rate applicable to the relevant Borrowing of Term C Loans, payable on the last day of each March, June, September, and December occurring after the relevant Borrowing of Fixed Rate Loans is advanced or created and at maturity (whether by acceleration or otherwise). Fixed Rate Loans shall only be available for Borrowings of Term C Loans. In the event the Borrower elects that a Borrowing of Term C Loans constitute Fixed Rate Loans, such election shall be irrevocable and remain in effect with respect to such Borrowing of Term C Loans from the date such Fixed Rate Loans are advanced or created by conversion from a Base Rate Loan or Eurodollar Loan through the final maturity date of the Term C Loans. It being acknowledged by the parties hereto that $35,000,000 of Fixed Rate Loans were advanced to the Borrower on or about July 1, 1998, which Fixed Rate Loans are outstanding as Term C Loans hereunder.

                           "Adjusted Fixed Rate" means, for any Borrowing of
                  Fixed Rate Loans, a rate per annum determined in accordance with the following formula:

                            Adjusted Fixed Rate           =        Fixed Rate + (Adjusted
                                                                   LIBOR-LIBOR, as
                                                                   determined by the
                                                                   Floating Rate Payor
                                                                   pursuant to clause (d)
                                                                   below)

                           "Fixed Rate" means, with respect to a Borrowing of
                  Fixed Rate Loans advanced or created by conversion from a Base Rate Loan or Eurodollar Loan on the same day, the rate per annum quoted to the Borrower by the Floating Rate Payor on the date on which such Borrowing is to be advanced or created, it being acknowledged and agreed that the Fixed Rate shall be established at the time of each Borrowing of Term C Loans by the Floating Rate Payor in its sole discretion.

                           "Floating Rate Payor" means Bank of Montreal, in its
                  capacity as a payment obligor under Section 1.4(d) below.

                           (d) Floating Rate Payor Obligation. Subject to receipt by the Agent of payment in full of interest due by the Borrower with respect to each Borrowing of Fixed Rate Loans, the Agent will remit to the Floating Rate Payor the interest so paid by the Borrower and the Floating Rate Payor shall pay to the Agent for distribution to the Banks ratably an amount equal to interest which would have accrued on such Borrowing during the prior 3-month period at a rate per annum equal to the sum of the Applicable Margin with respect to Eurodollar Loans in effect during such period plus the Adjusted LIBOR (computed on the basis of a year of 360 days and the actual number of days elapsed) (as determined by the Floating Rate Payor on the first day of the relevant calendar quarter and determined as if the relevant Interest Period was 3 months, provided during the first three months following the date hereof such rate shall be determined on the first day of each month and determined as if the relevant Interest Period was 1 month). In the event any such Fixed Rate Loans bear interest at the default rate provided for in Section 1.10(c) hereof, the Banks shall also be entitled to receive from the Floating Rate Payor their pro rata share of any additional interest provided for therein, based on their Percentages of the relevant Borrowing of Term C Loans, to the extent paid by the Borrower. In the event interest on any such Fixed Rate Loan is not paid in full by the Borrower, then the Floating Rate Payor shall be obligated to pay to the Agent for distribution to the Banks an amount determined by multiplying the amounts due the Banks as set forth above times a fraction, the numerator of which is the amount of interest actually paid by the Borrower to the Agent and the denominator of which is the amount of interest due from Borrower with respect to such Fixed Rate Loans.

                  1.4. Section 1.6 of the Credit Agreement shall be amended by deleting all references therein to "Term B Loans" and inserting reference to "Term C Loans" in lieu thereof.

                  1.5. Section 1.7 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           Section 1.7. Interest Periods.    As provided in
                  Section 1.6(a) hereof, at the time of each request to advance, continue, or create by conversion a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Base Rate Loans, on the last day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter) and (b) in the case of a Eurodollar Loan, 1, 2, 3, or 6 months thereafter; provided, however, that:

                           (a) any Interest Period for a Borrowing of Revolving Loans consisting of Base Rate Loans that otherwise would end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, and any Interest Period for a Borrowing of Term Loans consisting of Base Rate Loans that otherwise would end after the final maturity date of the relevant Term Loans shall end on the final maturity date of such Term Loans;

                           (b) no Interest Period with respect to any portion of the Term A Loans shall extend beyond the final maturity date of the Term A Loans, no Interest Period with respect to any portion of the Term B Loans shall extend beyond the final maturity date of the Term B Loans, no Interest Period with respect to any portion of the Term C Loans shall extend beyond the final maturity date of the Term C Loans, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Credit Termination Date;

                           (c) no Interest Period with respect to any portion of the Term A Loans consisting of Eurodollar Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal on the Term A Loans, unless the sum of (i) the aggregate principal amount of Term A Loans that are Base Rate Loans plus (ii) the aggregate principal amount of Term A Loans that are Eurodollar Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount to be paid on the Term A Loans on such payment date;

                           (d) no Interest Period with respect to any portion of the Term B Loans consisting of Eurodollar Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal on the Term B Loans, unless the sum of (i) the aggregate principal amount of Term B Loans that are Base Rate Loans plus (ii) the aggregate principal amount of Term B Loans that are Eurodollar Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount to be paid on the Term B Loans on such payment date;

                           (e) no Interest Period with respect to any portion of the Term C Loans consisting of Eurodollar Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal on the Term C Loans, unless the sum of (i) the aggregate principal amount of Term C Loans that are Base Rate Loans plus (ii) the aggregate principal amount of Term C Loans that are Eurodollar Loans with Interest Periods expiring on or before such date plus
                  (iii) the aggregate principal amount of Term C Loans that are Fixed Rate Loans scheduled to mature on or before such date equals or exceeds the principal amount to be paid on the Term C Loans on such payment date;

                           (f) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

                           (g) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

                  1.6. Subsection (c) of Section 1.8 of the Credit Agreement shall be amended and restated and a new subsection(d) shall be added to
         Section 1.8 of Credit Agreement, each of which shall read as follows:

                           (c) Scheduled Payments of Term B Loans. The Borrower shall make principal payments on the Term B Loans in installments on the last day of each March, June, September and December in each year, commencing with the calendar quarter ending September 30, 2000, with the amount of each such installment to equal to the amount set forth in Column B below opposite the relevant due date as set forth in Column A below:

                                                         COLUMN B
                               COLUMN A         SCHEDULED PRINCIPAL PAYMENT
                             PAYMENT DATE          ON THE TERM B LOANS

                               09/30/00               $1,250,000.00
                               12/31/00               $1,250,000.00
                               03/31/01               $1,250,000.00
                               06/30/01               $1,250,000.00
                               09/30/01               $1,250,000.00
                               12/31/01               $1,250,000.00
                               03/31/02               $1,250,000.00
                               06/30/02               $1,250,000.00
                               09/30/02               $1,250,000.00
                               12/31/02               $1,250,000.00
                               03/31/03               $3,750,000.00
                               06/30/03               $3,750,000.00

                  , it being agreed that the final payment of both principal and interest not sooner paid on the Term B Loans shall be due and payable on the Term B Credit Final Maturity Date. Each such principal payment shall be applied to the Banks holding the Term B Notes pro rata based on their Term B Loan Percentages.

                           (d) Scheduled Payments of Term C Loans. The Borrower shall make principal payments on the Term C Loans in installments on the last day of each June in each year, commencing June 30, 1999, with the amount of each such installment to equal 1.0% of the original aggregate principal amount of the Term C Loans made to the Borrower (with each such installment deemed to reduce each Fixed Rate Loan then outstanding by an amount equal to 1.0% of the original principal amount thereof), except that the final payment of both principal and interest not sooner paid on the Term C Loans shall be due and payable on the Term C Credit Final Maturity Date. Each such principal payment shall be applied to the Banks holding the Term C Notes pro rata based upon their Term C Loan Percentages.

                  1.7. The last sentence of Section 1.9(a) of the Credit Agreement shall be amended and restated to read as follows:

                  No amount of any Term Loans paid or prepaid may be reborrowed.

                  1.8. Clauses (ii) and (iii) of Section 1.9(b) of the Credit Agreement shall be amended and restated and a new clause (iv) shall be added to Section 1.9(b) of the Credit Agreement, each of which shall read as follows:

                           (ii) If after the date of this Agreement the Borrower or any Subsidiary shall issue any Indebtedness for Borrowed Money, other than Indebtedness for Borrowed Money permitted by Section 8.13 hereof, the Borrower shall promptly notify the Agent of the net cash proceeds (i.e., gross proceeds of cash or cash equivalents minus the costs directly incurred and payable as a result thereof) of such issuance to be received by or for the account of the Borrower or such Subsidiary in respect thereof. Promptly upon, and in no event later than the Business Day after, receipt by the Borrower or such Subsidiary of net cash proceeds of such issuance, the Borrower shall prepay the Term Loans in an aggregate amount equal to 100% of the amount of such net cash proceeds. The amount of such prepayment shall be applied on a ratable basis among the then outstanding Term A Loans, Term B Loans and Term C Loans, and on a ratable basis among all remaining payments on such Term A Loans, Term B Loans and Term C Loans. The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Banks arising from any breach of Section 8.13 hereof.

                           (iii) Notwithstanding anything to the contrary contained in this Section 1.9(b) or elsewhere in this Agreement, any Bank with an outstanding Term C Loan shall have the option to waive any mandatory prepayment of such Term C Loan pursuant to clause (ii) of this Section 1.9(b) (each such prepayment a "Waiveable Mandatory Term C Loan Prepayment") upon the terms and provisions set forth in this Section 1.9(b)(iii). In the event any such Bank desires to waive such Bank's right to receive any such Waiveable Mandatory Term C Loan Prepayment in whole or in part, such Bank shall so advise the Agent no later than the date on which such prepayment is to occur, which notice shall also includes the amount such Bank desires to receive in respect of such prepayment. If any such Bank does not provide such notice, it will be deemed to have accepted 100% of the total amount. In the event that any such Bank waives all or any part of such right to receive any such Waiveable Mandatory Term C Loan Prepayment, the Agent shall apply 100% of the amount so waived by such Bank to the Term A Loans and Term B Loans then outstanding in accordance with the relevant clause of this Section 1.9(b), provided that no such waiver request shall be honored following the prepayment in full of the Term A Loans and Term B Loans.

                           (iv) Unless the Borrower otherwise directs, prepayments of Loans under this Section 1.9(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire and thereafter, in the case of the Term C Loans, with any balance applied to the Fixed Rate Loans. Each prepayment of Loans under this Section 1.9(b) shall be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment together with any amounts due the Banks under Section 1.12 hereof. Each prefunding of L/C Obligations shall be made in accordance with
                  Section 9.4 hereof.

                  1.9. Subsection (c) of Section 1.11 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           (c) (i) The Term B Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit F-1 hereto. Each such promissory note is hereinafter referred to as a "Term B Note" and collectively such promissory notes are referred to as the "Term B Notes."

                                    (ii) The Term C Loans made to the Borrower
                  by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit F-2 hereto. Each such promissory note is hereinafter referred to as a "Term C Note" and collectively such promissory notes are referred to as the "Term C Notes."

                 1.10. Subsection (c) of Section 1.13 of the Credit Agreement shall be amended and restated to read as follows:

                           (c)      Intentionally deleted.

                 1.11. Subsection (c) of Section 2.1 of the Credit Agreement shall be amended and restated to read as follows:

                           (c)      Intentionally deleted.

                 1.12.     The definition of "Applicable Margin" appearing in
         Section 5.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows (and the Applicable Margin, as so amended, shall be effective retroactive to January 1, 1999):

                           "Applicable Margin" means, with respect to Loans,
                  Reimbursement Obligations, and the commitment fees and letter of credit fees payable under Section 2.1 hereof, the rate per annum specified below:

                         Applicable Margin for Base Rate Loans under Revolving Credit,
                         Term A Loans and Term B Loans, and Reimbursement Obligations:          1.5%

                         Applicable Margin for Eurodollar Loans under Revolving Credit,
                         Term A Loans and Term B Loans, and letter of credit fee:               3.0%

                         Applicable Margin for Revolving Credit Commitment fee and
                         Term A Credit Commitment fee:                                         .625%

                         Applicable Margin for Base Rate Loans under Term C Loans               1.5%

                         Applicable Margin for Eurodollar Loans under Term C Loans            3.625%

                  ; provided, however, that the Applicable Margin shall be subject to quarterly adjustments on the first Pricing Date, and thereafter from one Pricing Date to the next the Applicable Margin shall mean a rate per annum determined in accordance with the following schedule:

                          APPLICABLE          APPLICABLE
                          MARGIN FOR          MARGIN FOR
                           BASE RATE          EURODOLLAR
                          LOANS UNDER        LOANS UNDER           APPLICABLE
                           REVOLVING          REVOLVING          MARGIN FOR THE
                        CREDIT, TERM A       CREDIT, TERM          REVOLVING
                           CREDIT AND          A CREDIT              CREDIT             APPLICABLE        APPLICABLE
     TOTAL FUNDED        TERM B CREDIT,       AND TERM B           COMMITMENT           MARGIN FOR        MARGIN FOR
    DEBT/ADJUSTED             AND            CREDIT, AND         FEE AND TERM A          BASE RATE        EURODOLLAR
     EBITDA RATIO        REIMBURSEMENT        LETTER OF              CREDIT             LOANS UNDER       LOANS UNDER
       FOR SUCH           OBLIGATIONS         CREDIT FEE           COMMITMENT             TERM C:           TERM C
     PRICING DATE          SHALL BE:           SHALL BE:          FEE SHALL BE:           CREDIT:           CREDIT:

  Greater than 3.0 to         1.5%                3.0%                .625%                 1.5%             3.625%
  1.0

  Equal to or less          1.375%              2.875%                .625%               1.375%             3.625%
  than 3.0 to 1.0,
  but greater than
  2.5 to 1.0

  Equal to or less           1.25%               2.75%                 .50%                1.25%             3.375%
  than 2.5 to 1.0,
  but greater than
  2.0 to 1.0

  Equal to or less            1.0%                2.5%                 .50%                 1.0%             3.375%
  than 2.0 to 1.0,
  but greater than
  1.5 to 1.0

  Equal to or less            .75%               2.25%                 .50%                 .75%             3.375%
  than 1.5 to 1.0


                  For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Borrower ending on or after December 31, 1998, the date on which the Agent is in receipt of the Borrower's most recent financial statements for the fiscal quarter then ended, pursuant to Section 8.5(b) or (c) hereof. The Applicable Margin shall be established based on the Total Funded Debt/Adjusted EBITDA Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5(b) or

                  (c) hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Total Funded Debt/Adjusted EBITDA Ratio shall be deemed to be greater than 3.0 to 1.0). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the Borrower's fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Banks if reasonably determined.

                 1.13. The definitions of "Commitments", "Credit", "EBITDA", "Loan", "Majority Banks", "Notes", "Percentage", "Required Banks", "Revolving Credit Commitment", "Term A Credit Commitment", "Term B Credit Commitment", "Term B Final Maturity Date", "Term B Loan", "Term B Loan Percentage", "Term B Note", "Term Credits" and "Term Loans" appearing in Section 5.1 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

                  "Commitments" means the Revolving Credit Commitments, the L/C Commitment, the Term A Credit Commitments and the Term B/C Credit Commitments.

                  "Credit" means any one of the Revolving Credit, the Term A Credit, the Term B Credit or the Term C Credit.

                  "EBITDA" means, with reference to any period, Net Income for such period plus the sum (without duplication) of all amounts deducted in arriving at such Net Income amount in respect of
                  (a) Interest Expense for such period, (b) federal, state and local income taxes for such period, (c) depreciation of fixed assets and amortization of intangible assets for such period,
                  (d) one-time charges incurred on or about January 30, 1998, arising out of the prepayment of the indebtedness owing to Prudential Securities Credit Corporation on or about January 30, 1998, (e) one-time charges incurred on or about July 1, 1998, arising out of the refinancing and restructuring of the indebtedness owing to Bank of Montreal and the other lenders party to the Original Credit Agreement, and (f) non-recurring expenses in an aggregate amount up to $9,000,000 incurred as a result of the implementation of the Ernst & Young restructuring plan.

                  "Loan" means a Base Rate Loan or Eurodollar Loan or Fixed Rate Loan, each of which is a "type" of Loan hereunder, outstanding as a Revolving Loan, a Term A Loan, a Term B Loan or a Term C Loan, as applicable.

                  "Majority Banks" means, as of the date of determination thereof, Banks whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments and unfunded Term A Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit, Unused Revolving Credit Commitments and unfunded Term A Credit Commitments of the Banks.

                  "Notes" means and includes the Revolving Notes, the Term A Notes, the Term B Notes and the Term C Notes.

                  "Percentage" means for any Bank its Revolver Percentage, Term A Loan Percentage, Term B Loan Percentage or Term C Loan Percentage, as applicable.

                  "Required Banks" means, as of the date of determination thereof, Banks whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments and unfunded Term A Credit Commitments constitute more than 66 2/3% of the sum of the total outstanding Loans, interests in Letters of Credit, Unused Revolving Credit Commitments and unfunded Term A Credit Commitments of the Banks.

                  "Revolving Credit Commitment" means, as to any Bank, the obligation of such Bank to make Revolving Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name or Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time and from time to time pursuant to the terms hereof. The Borrower and the Banks acknowledge and agree that the Revolving Credit Commitments of the Banks aggregate $7,500,000 on the date of this Agreement.

                  "Term A Credit Commitment" means, as to any Bank, the obligation of such Bank to make Term A Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time and from time to time pursuant to the terms hereof. The Borrower and the Banks acknowledge and agree that the Term A Credit Commitments of the Banks aggregate $12,500,000 on the date of this Agreement.

                  "Term B/C Credit Commitments" means the obligations of the Banks to make Term B Loans and Term C Loans to the Borrower on or about July 1, 1998 in the aggregate amount of $70,000,000, which obligations have been satisfied and pursuant to which no additional advances may be availed of by the Borrower thereunder.

                  "Term B Credit Final Maturity Date" means June 30, 2003.

                  "Term B Loan" is defined in Section 1.3(b) hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a "type" of Term B Loan hereunder.

                  "Term B Loan Percentage" means, for each Bank, the percentage held by such Bank of the aggregate principal amount of all Term B Loans then outstanding.

                  "Term B Note" is defined in Section 1.11(c)(i) hereof.

                  "Term Credits" means and includes the Term A Credit, the Term B Credit and the Term C Credit.

                  "Term Loans" means and includes the Term A Loans, the Term B Loans and the Term C Loans.

                 1.14. Section 5.1 of the Credit Agreement shall be further amended by adding the following definitions:

                  "Term C Credit" means the credit facility for Term C Loans described in Section 1.3(c) hereof.

                  "Term C Credit Final Maturity Date" means June 30, 2005.

                  "Term C Loan" is defined in Section 1.3(c) hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan or a Fixed Rate Loan, each of which is a "type" of Term C Loan hereunder.

                  "Term C Loan Percentage" means, for each Bank, the percentage held by such Bank of the aggregate principal amount of all Term C Loans then outstanding.

                  "Term C Note" is defined in Section 1.11(c)(ii) hereof.

                 1.15. Section 5.1 of the Credit Agreement shall be amended by deleting the "Term B Credit Commitment Termination Date" in its entirety.

                 1.16. The first sentence of Section 6.4 of the Credit Agreement shall be amended and restated to read as follows:

                  The Borrower shall use the proceeds of (i) the Term A Loans solely for the purpose of financing one or more acquisitions permitted by Section 8.13(k) of this Agreement and/or Capital Expenditures permitted under this Agreement and (ii) the Term B Loans and the Term C Loans made on the date of this Agreement, and the Revolving Loans and the Letters of Credit from time to time made available hereunder to refinance existing indebtedness on the date of this Agreement and for its general working capital purposes and such other legal and proper purposes as are consistent with all applicable laws.

                 1.17. Sections 8.29 and 8.30 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

                           Section 8.29. Interest Rate Protection. Any interest rate swaps, interest rate caps, interest rate collars or other recognized interest rate hedging arrangements (collectively, "Hedging Arrangements") entered into after the date of this Agreement by the Borrower shall be on terms and conditions, and with such parties, reasonably acceptable to the Agent. If the Borrower enters into any Hedging Arrangements with any Bank, the Borrower's obligations to such Bank in connection with such Hedging Arrangements do not constitute usage of the Commitments of such Bank.

                           Section 8.30. Year 2000 Compliance. The Borrower shall take all reasonable actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problems that could cause a Material Adverse Effect. At the request of the Agent or the Required Banks, the Borrower will provide the Banks with assurances and substantiations (including, but not limited to, the results of internal or external reports prepared in the ordinary course of business or at the request of the Agent or the Required Banks) reasonably acceptable to the Agent and the Required Banks as to the capability of the Borrower and its Subsidiaries to conduct its and their businesses and operations before, on, and after January 1, 2000, without experiencing a Year 2000 Problem that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                 1.18. Section 12.1(b) of the Credit Agreement shall be amended by adding at the end thereof the following additional sentence:

                  If a Bank is unable to deliver a Form 1001 or Form 4224 but claims exemption from United States withholding tax under
                  Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", such Bank shall provide to the Borrower and the Agent within the time period set forth above a Form W-8 or any successor form prescribed by the Internal Revenue Service, together with a certificate representing that such Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and such other forms or certificates as the Borrower or the Agent may reasonably request establishing such Bank's exemption from United States withholding tax.

                 1.19. Section 12.12 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  Section 12.12. Assignment Agreements. (a) Each Bank shall have the right at any time, with the prior consent of the Agent and, so long as no Event of Default then exists, the Borrower (which consent of the Borrower shall not be unreasonably withheld) to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes held by such assigning Bank, together with an equivalent percentage of its obligation to make Loans and participate in Letters of Credit) to one or more commercial banks or other financial institutions or investors, provided that, unless otherwise agreed to by the Agent, such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Bank's rights and obligations under the Loan Documents; provided, however, that in order to make any such assignment (i) unless the assigning Bank is assigning all of its Commitments, outstanding Loans and Reimbursement Obligations, the assigning Bank shall retain at least $5,000,000 in outstanding Loans, interests in Letters of Credit and unused Commitments, (ii) the assignee bank shall have outstanding Loans, interests in Letters of Credit and unused Commitments of at least $5,000,000, (iii) each such assignment shall be evidenced by a written agreement (substantially in the form attached hereto as Exhibit I or in such other form acceptable to the Agent) executed by such assigning Bank, such assignee bank or banks, the Agent and, if required as provided above, the Borrower, which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee bank and the portion of the Commitments of the assigning Bank to be assumed by the assignee bank or banks, and (iv) the assigning Bank shall pay to the Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with any such assignment agreement. Any such assignee shall become a Bank for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes and the assigning Bank shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment. The Borrower authorizes each Bank to disclose to any purchaser or prospective purchaser of an interest in the Loans and Reimbursement Obligations owed to it or its Commitments under this Section any financial or other information pertaining to the Borrower. Promptly upon the effectiveness of any such assignment agreement, the Borrower shall execute and deliver replacement Notes to the assigning Bank and the assignee Bank in the respective amounts of their Commitments (or assigned principal amounts, as applicable) after giving effect to the reduction occasioned by such assignment (all such Notes to constitute "Notes" for all purposes of this Agreement and the other Loan Documents) and the assigning Bank shall surrender to the Borrower its old Notes.

                           (b) Any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or secured party for such Bank as a party hereto; provided further, however, that the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

                1.20. Section 12.13 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           Section 12.13. Amendments.   Any provision of this
                  Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

                           (i)      no amendment or waiver pursuant to this
                  Section 12.13 shall (A) increase any Commitment of any Bank without the consent of such Bank or (B) reduce the amount of or postpone the date for payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Bank to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder; and

                           (ii)     no amendment or waiver pursuant to this
                  Section 12.13 shall, unless signed by each Bank, change the definitions of Revolving Credit Termination Date, Term A Credit Commitment Termination Date, Term A Credit Final Maturity Date, Term B Credit Final Maturity Date, Term C Credit Final Maturity Date, or Required Banks, change the provisions of this Section 12.13, Section 7, Section 9, release any guarantor or all or any substantial part of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Banks required to take any action hereunder or under any other Loan Document.

                 1.21. The Credit Agreement shall be amended by adding at the end thereof a Schedule 1 which shall read as set forth on Schedule 1 attached hereto and made a part hereof.

                 1.22. Exhibit F to the Credit Agreement shall be deleted and a new Exhibit F-1 and Exhibit F-2 shall be inserted in lieu thereof which shall read as set forth on Exhibits F-1 and F-2 attached hereto.

SECTION 2.          WAIVER RELATING TO SALE OF BLOCK VISION.

         The Borrower has notified the Agent and the Banks that the Borrower intends to sell its Subsidiary, Block Vision, Inc., on or before June 30, 1999, for total consideration of not less than $7,000,000, of which net cash proceeds shall not be less than $5,000,000 (the "Block Vision Sale"). The Block Vision Sale will constitute a default under Sections 8.16 and 8.17 of the Credit Agreement and, for that reason, the Borrower hereby requests the Banks waive

Sections 8.16 and 8.17 of the Credit Agreement to permit the Block Vision Sale as described herein. By signing below, the Banks hereby agree to waive compliance with Sections 8.16 and 8.17 of the Credit Agreement to permit, and only to permit, the Block Vision Sale but only so long as (a) the Block Vision Sale occurs on or before June 30, 1999, (b) the total consideration received by, or for the benefit of, the Borrower or any of its other Subsidiaries in connection with the Block Vision Sale shall be in no event be less than $7,000,000, of which not less than $5,000,000 shall be received as net cash proceeds from the sale thereof, (c) promptly upon, and in no event later than the Business Day after, receipt by the Borrower or any of its Subsidiaries of the net cash proceeds from the Block Vision Sale, the Borrower shall prepay the Term B Loans and Term C Loans in an aggregate amount equal to 50% of the amount of such net cash proceeds (to be applied on a ratable basis among the then outstanding Term B Loans and Term C Loans, and thereafter applied to such Term B Loans and Term C Loans in the inverse order of maturity) (with the balance of such net cash proceeds to be available to the Borrower for the purpose of financing one or more Permitted Acquisitions within 180 days of the date of such Block Vision Sale, provided the Borrower hereby agrees that such proceeds shall be so invested in Permitted Acquisitions only after the Term A Credit Commitments have been fully drawn upon or otherwise cancelled), and (d) if within 180 days of the Block Vision Sale the Borrower has not reinvested such net cash proceeds in one or more Permitted Acquisitions, and to the extent such net cash proceeds have not been so reinvested, the Borrower shall promptly prepay the Term B Loans and Term C Loans in the amount of such net cash proceeds not so reinvested (with the amount of such prepayment to be applied on a ratable basis among the then outstanding Term B Loans and Term C Loans, and thereafter applied to such Term B Loans and Term C Loans in the inverse order of maturity). Any prepayments which would otherwise be applied to the Term C Loans pursuant to this Section shall be subject to the Waivable Mandatory Term C Loan Prepayment provisions of Section 1.9(b) of the Credit Agreement as amended hereby. The Borrower hereby acknowledges and agrees that the Banks are relying on the foregoing in consenting to the Block Vision Sale and non-compliance by the Borrower with any of the terms and conditions hereof shall constitute an Event of Default under the Credit Agreement. Except as specifically waived hereby, Sections 8.16 and 8.17 of the Credit Agreement shall stand and remain unchanged and in full force and effect.

SECTION 3.          CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                  3.1. The Borrower, the Agent, and each of the Banks shall have executed and delivered this Amendment.

                  3.2. The Agent shall have received for each of the Banks replacement Revolving Notes and Term Notes evidencing the Loans made or to be made by such Banks in the amounts set forth on Schedule 1 attached hereto and otherwise in compliance with the provision of
         Section 1.11 hereof.

                  3.3. The Agent shall have received for each Bank copies of resolutions of the Borrower's Board of Directors authorizing the execution, delivery, and performance of this Amendment certified to by its Secretary or Assistant Secretary.

                  3.4. Each Subsidiary shall have executed its acknowledgement and consent to this Amendment in the space provided for that purpose below.

                  3.5. The Agent shall have received for each Bank the favorable written opinion of counsel to the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Agent.

                  3.6. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

SECTION 4. ASSIGNMENTS AND EQUALIZATION OF OUTSTANDING COMMITMENTS, LOANS AND LETTERS OF CREDIT.

         Subject to the satisfaction of the conditions precedent set forth in
Section 2 above, Bank of Montreal and Bank One Texas, N.A. each agree to make such purchases and sales of interests in the Credit Agreement and the Loan Documents between themselves so that from and after the date of this Amendment each such Bank's Revolving Credit Commitment (and corresponding Percentage of outstanding Revolving Credit Loans and L/C Obligations), Term A Loan Commitment (and corresponding Percentage of outstanding Term A Loans), and interest in the outstanding Term B Loans after giving effect this Amendment shall be as set forth on Schedule 1 attached hereto. Such purchases and sales shall be arranged through the Agent and each such Bank hereby agrees to execute such further instruments and documents, if any, as the Agent may reasonably request in connection therewith.

SECTION 5.           REPRESENTATIONS.

         In order to induce the Banks to execute and deliver this Amendment, the Borrower hereby represents to the Agent and the Banks that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Banks) and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default has occurred and is continuing or shall result after giving effect to this Amendment.

SECTION 6.           MISCELLANEOUS.

        6.1. The Borrower has heretofore executed and delivered to the Agent and the Banks certain of the Collateral Documents. The Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Banks thereunder, the obligations of the Borrower thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired, or discharged hereby. The Borrower hereby acknowledges and agrees that the Loans as modified by this Amendment constitute Obligations secured by each of the Collateral Documents. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

        6.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

        6.3. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent.

         6.4 This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.



                           [SIGNATURE PAGES TO FOLLOW]

         This First Amendment to Amended and Restated Credit Agreement is dated as of the date and year first above written.

                                    VISION TWENTY-ONE, INC.


                                    By
                                      Name   /s/ Richard T. Welch
                                          --------------------------------------
                                      Title      Chief Financial Officer
                                           -------------------------------------


         Accepted and agreed to as of the day and year last above written.


                                    BANK OF MONTREAL, in its individual
                                      capacity as a Bank and as Agent


                                    By
                                      Name  /s/ Irene M. Geller
                                          --------------------------------------
                                      Title     Director
                                           -------------------------------------


                                    BANK ONE TEXAS, N.A.


                                    By
                                      Name  /s/ James B. Lukowicz
                                          --------------------------------------
                                      Title     Vice President
                                           -------------------------------------


                                    PACIFICA PARTNERS I, L.P.
                                        By: Imperial Credit Asset
                                            Management, as its Investment
                                            Manager



                                    By
                                      Name  /s/ Michael J. Bacevich
                                          --------------------------------------
                                      Title     Senior Vice President
                                           -------------------------------------


                                    PILGRIM AMERICA PRIME RATE TRUST
                                        By: Pilgrim America Investments, Inc.,
                                            as its Investment Manager



                                    By
                                      Name  /s/ Charles E. Lemieux, CFA
                                          --------------------------------------
                                      Title     Assistant Vice President
                                           -------------------------------------

                                    PILGRIM AMERICA HIGH INCOME
                                       INVESTMENTS LTD.
                                         By: Pilgrim America Investments, Inc.,
                                             as its Investment Manager



                                    By
                                      Name  /s/ Charles E. Lemieux, CFA
                                          --------------------------------------
                                      Title     Assistant Vice President
                                           -------------------------------------


                                    MERRILL LYNCH BUSINESS FINANCIAL
                                       SERVICES, INC.



                                    By
                                      Name  /s/ Thaddeus Murphy
                                          --------------------------------------
                                      Title     Assistant Vice President
                                           -------------------------------------

                           ACKNOWLEDGEMENT AND CONSENT

         The undersigned, being all of the Material Subsidiaries of Vision Twenty-One, Inc., have heretofore executed and delivered to the Agent and the Banks one or more Guaranties and Collateral Documents. Each of the undersigned hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that its Guaranty and Collateral Documents, and all of its obligations thereunder, remain in full force and effect and, without limiting the foregoing, acknowledges and agrees that the Loans as modified therein constitute Obligations guaranteed by, or otherwise secured by, the Loan Documents executed by it. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Loan Documents referred to above.

                                    "GUARANTORS"

                                    VISION 21 PHYSICIAN PRACTICE
                                      MANAGEMENT COMPANY
                                    VISION 21 OF SOUTHERN ARIZONA, INC.
                                    VISION 21 OF SIERRA VISTA, INC.
                                    VISION 21 MANAGEMENT SERVICES, INC.
                                    VISION 21 MANAGED EYE CARE OF TAMPA
                                      BAY, INC.
                                    VISION TWENTY-ONE MANAGED EYE CARE
                                      IPA, INC.
                                    BBG-COA, INC.
                                    BLOCK VISION, INC.
                                    UVC INDEPENDENT PRACTICE ASSOCIATION,
                                      INC.
                                    MEC HEALTH CARE, INC.
                                    LSI ACQUISITION, INC.
                                    VISION TWENTY-ONE EYE SURGERY CENTERS,
                                      INC.
                                    EYE SURGERY CENTER MANAGEMENT, INC.
                                    VISION TWENTY-ONE REFRACTIVE CENTER,
                                      INC.
                                    VISION TWENTY-ONE OF WISCONSIN, INC.


                                    By  /s/ Richard T. Welch
                                      ----------------------------------
                                      Richard T. Welch, an authorized signatory
                                      for each of the above-referenced entities

                                   SCHEDULE 1

                AGGREGATE COMMITMENTS AND OUTSTANDING TERM LOANS


                             Revolving Credit      Term A Loan         Outstanding         Outstanding
Name of Bank                    Commitment         Commitment          Term B Loan         Term C Loan
------------                    ----------         -----------         -----------         -----------

Bank of Montreal                $5,250,000         $ 8,750,000         $ 9,000,000         $25,000,000

Bank One,                       $2,250,000         $ 3,750,000         $ 6,000,000         $         0
Texas, N.A.

Pacifica Partners I,            $        0         $         0         $         0         $10,000,000
L.P.

Pilgrim America Prime           $        0         $         0         $         0         $ 5,000,000
Rate Trust

Pilgrim America High            $        0         $         0         $         0         $ 5,000,000
Income Investments Ltd.

Merrill Lynch                   $        0         $         0         $ 5,000,000         $ 5,000,000
Business Financial
Services, Inc.
                                ----------         -----------         -----------         -----------

          Totals                $7,500,000         $12,500,000         $20,000,000         $50,000,000

                                   EXHIBIT F-1


                                   TERM B NOTE

U.S. $_______________                                    ________________, 19___

         FOR VALUE RECEIVED, the undersigned, VISION TWENTY-ONE, INC., a Florida corporation (the "Borrower"), hereby promises to pay to the order of ___________ __________________ (the "Bank") at the principal office of Bank of Montreal, as Agent, in Chicago, Illinois, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Term B Loan made or maintained by the Bank to the Borrower pursuant to the Credit Agreement, in consecutive quarter-annual principal installments in the amounts called for by Section 1.8(c) of the Credit Agreement, commencing on September 30, 2000, and continuing on the last day of each December, March, June, and September occurring thereafter, together with interest on the principal amount of such Term B Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement, except that all principal and interest not sooner paid on the Term B Loan evidenced hereby shall be due and payable on the Term B Credit Final Maturity Date.

         The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, the Term B Loan made or maintained by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Term B Loan is a Base Rate Loan or a Eurodollar Loan, the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay the Term B Loan made to it pursuant to the Credit Agreement together with accrued interest thereon.

         This Note is one of the Term B Notes referred to in the Amended and Restated Credit Agreement dated as of July 1, 1998, among the Borrower, Bank of Montreal, as Agent, and the Banks party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                    VISION TWENTY-ONE, INC.


                                    By
                                      Name
                                          --------------------------------------
                                      Title
                                           -------------------------------------

                                   EXHIBIT F-2


                                   TERM C NOTE

U.S. $_______________                                    ________________, 19___

         FOR VALUE RECEIVED, the undersigned, VISION TWENTY-ONE, INC., a Florida corporation (the "Borrower"), hereby promises to pay to the order of____________ ___________________ (the "Bank") at the principal office of Bank of Montreal, as Agent, in Chicago, Illinois, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Term C Loan made or maintained by the Bank to the Borrower pursuant to the Credit Agreement, in consecutive annual principal installments in the amounts called for by Section 1.8(d) of the Credit Agreement, commencing June 30, 1999, and continuing on the last day of each June occurring thereafter, together with interest on the principal amount of such Term C Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement, except that all principal and interest not sooner paid on the Term C Loan evidenced hereby shall be due and payable the Term C Credit Final Maturity Date.

         The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, the Term C Loan made or maintained by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Term C Loan is a Base Rate Loan or a Eurodollar Loan or a Fixed Rate Loan, the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay the Term C Loan made to it pursuant to the Credit Agreement together with accrued interest thereon.

         This Note is one of the Term C Notes referred to in the Amended and Restated Credit Agreement dated as of July 1, 1998, among the Borrower, Bank of Montreal, as Agent, and the Banks party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                    VISION TWENTY-ONE, INC.


                                    By
                                      Name
                                          --------------------------------------
                                      Title
                                           -------------------------------------



                                      -2-